Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: February 12, 2018

NGP Vantage Energy LLC

/s/ Roger Biemans
Name: Roger Biemans
Title: Chief Executive Officer

Roger J. Biemans

/s/ Roger J. Biemans
Roger J. Biemans

Scott A. Gieselman

/s/ Scott A. Gieselman
Scott A. Gieselman

Craig S. Glick

/s/ Craig S. Glick
Craig S. Glick

NGP XI US HOLDINGS, L.P.

By:	NGP XI Holdings GP, L.L.C., its general partner

/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person

NGP XI HOLDINGS GP, L.L.C.

/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person

NGP Natural Resources XI, L.P.

By:	G.F.W. Energy XI, L.P., its general partner

By:	GFW XI, L.L.C., its general partner

/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person

G.F.W. Energy XI, L.P.

By:	GFW XI, L.L.C., its general partner

/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person

GFW XI, L.L.C.

/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person

NGP Energy Capital Management, L.L.C.

/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person